EXHIBIT 10.3

SUBSIDIARIES GUARANTY

by and among

LINK MEDIA ALABAMA, LLC; LINK MEDIA FLORIDA, LLC; LINK MEDIA GEORGIA, LLC; LINK MEDIA MIDWEST, LLC; LINK MEDIA OMAHA, LLC; LINK MEDIA SERVICES, LLC; LINK MEDIA SOUTHEAST, LLC; AND LINK MEDIA WISCONSIN, LLC,

collectively, as Subsidiary Guarantors

and

The Other Subsidiary Guarantors From Time to Time Party Hereto

in favor of

FIRST NATIONAL BANK OF OMAHA

as Lender

Dated as of August 12, 2019

SUBSIDIARIES GUARANTY

THIS SUBSIDIARIES GUARANTY (this “Agreement”), dated as of August 12, 2019, is made by and among LINK MEDIA ALABAMA, LLC, an Alabama limited liability company (“LMA”); LINK MEDIA FLORIDA, LLC, a Florida limited liability company (“LMF”); LINK MEDIA GEORGIA, LLC, a Georgia limited liability company (“LMG”); LINK MEDIA MIDWEST, LLC, a Delaware limited liability company (“LMM”); LINK MEDIA OMAHA, LLC, a Delaware limited liability company (“LMO”); LINK MEDIA SERVICES, LLC, a Delaware limited liability company (“LMS”); LINK MEDIA SOUTHEAST, LLC, a Delaware limited liability company (“LMSE”); and LINK MEDIA WISCONSIN, LLC, a Wisconsin limited liability company (“LMW”; and together with LMA, LMF, LMG, LMM, LMO, LMS, LMSE and any Additional Guarantor (as defined below) which becomes a party hereto from time to time after the date hereof, collectively, the “Subsidiary Guarantors”, and each, a “Subsidiary Guarantor”), in favor of FIRST NATIONAL BANK OF OMAHA, a national banking association (“Lender”).

RECITALS

WHEREAS, Link Media Holdings, LLC, a Delaware limited liability company (the “Borrower”), and Lender have entered into that certain Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement.

WHEREAS, each Subsidiary Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement.

WHEREAS, it is a condition precedent to the making and maintaining of the Loans by Lender under the Credit Agreement from time to time that each Subsidiary Guarantor shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce Lender to make the Loans, each Subsidiary Guarantor hereby agrees as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“Additional Guarantors” has the meaning specified in Section 6.5.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the US or other applicable jurisdictions in effect from time to time.

“Excluded Taxes” means, with respect to Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrower or any Subsidiary Guarantor hereunder or under any of the other Credit Documents, any of the following Taxes, imposed on or with respect to such Persons or required to be withheld or deducted from a payment made to such Persons under this Agreement and the other Credit Documents, (a) Taxes imposed on or measured by net income (however denominated), and franchise Taxes, imposed by the United States of America or by the jurisdiction (or any political subdivision thereof) under the laws of which such Person is located, organized or conducts business and (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction.

“Extension of Credit” means any advance of funds by Lender to the Borrower under the Revolving Loan, Term Loan 1 or Term Loan 2.

“Guaranty Supplement” has the meaning specified in Section 6.5.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made under this Agreement or the other Credit Documents and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 6.4.

“Lender” has the meaning set forth in the Preamble hereof.

“Obligations” has the meaning specified in Section 2.1.

“Other Taxes” means any and all present or future stamp, court, recording, filing, intangible, documentary or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such taxes that are imposed with respect to an assignment as a result of a present or former connection between Lender or the applicable Lender and the jurisdiction imposing such tax.

“Post-Petition Interest” has the meaning specified in Section 2.1(a).

“Related Parties” means, with respect to any Person, such Person’s respective officers, directors, employees, representatives, agents, Affiliates, trustees and investment advisors.

“Subordinated Obligations” has the meaning specified in Section 4.1(b).

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Termination Date” has the meaning specified in Section 6.7.

ARTICLE II
AGREEMENT TO GUARANTEE OBLIGATIONS

Section 2.1     Guaranty. Subject to Section 2.2, each Subsidiary Guarantor, hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

(a)     the due and prompt payment by the Borrower of:

(i)     the principal of and premium, if any, and interest at the rate specified in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding (“Post-Petition Interest”)) on the Extensions of Credit (including any reimbursement obligation for disbursements and interest (including Post-Petition Interest) on any obligation to provide cash collateral with respect thereto) and including the “Obligations” as defined in the Credit Agreement, when and as due, whether at scheduled maturity, date set for prepayment, by acceleration or otherwise, and

(ii)     all other monetary obligations of the Borrower to Lender under the Credit Documents, when and as due, including fees, costs, expenses (including, without limitation, reasonable fees and expenses of counsel incurred by Lender in enforcing any rights under this Agreement or any other Credit Document), contract causes of action and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding);

(b)     the due and prompt performance of all covenants, agreements, obligations and liabilities of the Borrower under or in respect of the Credit Documents; and

(c)     the due and prompt payment and performance of all covenants, agreements, obligations and liabilities of each Subsidiary Guarantor under or in respect of this Agreement and the other Credit Documents;

all such obligations in subsections (a) through (c), whether now or hereafter existing, being referred to collectively as the “Obligations”. Each Subsidiary Guarantor further agrees that all or part of the Obligations may be increased, extended, substituted, amended, renewed or otherwise modified without notice to or consent from such Subsidiary Guarantor and such actions shall not affect the liability of such Subsidiary Guarantor hereunder. Without limiting the generality of the foregoing, each Subsidiary Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by any other Credit Party to Lender under or in respect of the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Credit Party.

Section 2.2     Limitation of Liability.

(a)     Notwithstanding anything contained herein to the contrary, the Obligations of each Subsidiary Guarantor hereunder at any time shall be limited to the maximum amount as will result in the Obligations of such Subsidiary Guarantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of any Debtor Relief Law to the extent applicable to this Agreement and the Obligations of each Subsidiary Guarantor hereunder.

(b)     If any payment shall be required to be made to Lender under this Agreement, each Subsidiary Guarantor hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by law, such amounts to each other Subsidiary Guarantor and the Borrower so as to maximize the aggregate amount paid to Lender under or in connection with the Credit Documents.

(c)     No Subsidiary Guarantor shall be deemed under this Agreement to be a guarantor under this Agreement of any Swap Obligation, to the extent that the providing of such guaranty would violate applicable law or regulation.

Section 2.3     Reinstatement. Each Subsidiary Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is rescinded or must otherwise be returned by Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Credit Party or otherwise.

ARTICLE III
GUARANTY ABSOLUTE AND UNCONDITIONAL; WAIVERS

Section 3.1     Guaranty Absolute and Unconditional; No Waiver of Obligations. Each Subsidiary Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order of any Governmental Authority now or hereafter in effect. The Obligations of each Subsidiary Guarantor hereunder are independent of the Obligations of any other Subsidiary Guarantor or any other Credit Party under any Credit Document. A separate action may be brought against each Subsidiary Guarantor to enforce this Agreement, whether or not any action is brought against the Borrower or any other Credit Party or whether or not the Borrower or any other Credit Party is joined in any such action. The liability of each Subsidiary Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the Obligations of each Subsidiary Guarantor hereunder, shall not be discharged or impaired or otherwise effected by, and each Subsidiary Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of or failure to give notice of:

(a)     any illegality or lack of validity or enforceability of any Obligation or any Credit Document or any related agreement or instrument;

(b)     any change in the time, place or manner of payment of, or in any other term of, the Obligations or any other obligation of any Credit Party under any Credit Document, or any rescission, waiver, amendment or other modification of any Credit Document or any other agreement, including any increase in the Obligations resulting from any extension of additional credit or otherwise;

(c)     any taking, exchange, substitution, release, impairment or non-perfection of any Collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Obligations;

(d)     any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Obligations;

(e)     any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(f)     any change, restructuring or termination of the corporate structure, ownership or existence of any Credit Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation;

(g)     any failure of Lender to disclose to any Credit Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party now or hereafter known to Lender; each Subsidiary Guarantor waiving any duty of Lender to disclose such information;

(h)     the failure of any other Person to execute or deliver this Agreement, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Subsidiary Guarantor or other guarantor or surety with respect to the Obligations;

(i)     the failure of Lender to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Credit Document or otherwise;

(j)     any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrower against Lender; or

(k)     any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by Lender that might vary the risk of any Subsidiary Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Credit Party or any other guarantor or surety.

Section 3.2     Waivers and Acknowledgements.

(a)     Each Subsidiary Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all presently existing and future Obligations.

(b)     Each Subsidiary Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Agreement and any requirement that Lender protect, secure, perfect or insure any Lien or any property subject thereto.

(c)     Each Subsidiary Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Obligations of such Subsidiary Guarantor hereunder.

(d)     Each Subsidiary Guarantor acknowledges that Lender may, at its election and without notice to or demand upon such Subsidiary Guarantor, upon the occurrence and during the continuance of any Event of Default, foreclose on any Collateral or other collateral held by it by one or more judicial or non-judicial sales (to the extent such sale is permitted by applicable law), accept an assignment of any such Collateral or other collateral in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to it against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Obligations have been paid or performed in full or collateralized in full in cash. Each Subsidiary Guarantor hereby waives any defense arising out of such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution or indemnification or other right or remedy of such Subsidiary Guarantor against the Borrower or any other Subsidiary Guarantor or guarantor or any Collateral or any other collateral.

ARTICLE IV
GUARANTOR RIGHTS OF SUBROGATION, ETC.

Section 4.1     Agreement to Pay; Subrogation, Subordination, Etc.

(a)     Without limiting any other right that Lender has at law or in equity against any Subsidiary Guarantor, if the Borrower or any other Credit Party fails to pay any Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor agrees to promptly pay the amount of such unpaid Obligations to Lender in cash. Upon payment by any Subsidiary Guarantor of any sums to Lender as provided herein, all of such Subsidiary Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise arising therefrom against the Borrower or any other Subsidiary Guarantor shall be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Obligations. If any Subsidiary Guarantor shall make payment to Lender of all or any part of the Obligations, after indefeasible payment in full in cash of all Obligations and the termination of all Commitments, Lender will, at such Subsidiary Guarantor’s request and expense, execute and deliver to such Subsidiary Guarantor, without recourse or representation or warranty, appropriate documents necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of an interest in the Obligations resulting from such payment.

(b)     Each Subsidiary Guarantor hereby subordinates any and all obligations owed to such Subsidiary Guarantor by the Borrower and each other Credit Party (the “Subordinated Obligations”) to the Obligations to the extent provided below:

(i)     To the extent expressly permitted by the Credit Agreement, each Subsidiary Guarantor may receive regularly scheduled payments of principal and interest on the Subordinated Obligations from any Credit Party. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against any Credit Party under any Debtor Relief Law), no Subsidiary Guarantor shall accept, demand or take any action to collect any payment on the Subordinated Obligations without the prior written consent of Lender.

(ii)     Each Subsidiary Guarantor agrees that Lender shall be entitled to receive full payment in cash of all Obligations (including Post-Petition Interest) in any proceeding under any Debtor Relief Law against any other Credit Party before such Subsidiary Guarantor receives any payment on account of any Subordinated Obligations.

(iii)     After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against any Credit Party under any Debtor Relief Law), upon the request of Lender, each Subsidiary Guarantor shall collect, enforce and receive payments on the Subordinated Obligations as trustee for Lender and deliver such payments to Lender on account of the Obligations (including Post Petition Interest), together with any necessary endorsements or other instruments of transfer, without reducing or affecting the liability of such Subsidiary Guarantor under this Agreement in any respect.

(iv)     After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against any Credit Party under any Debtor Relief Law), Lender is authorized and empowered (but not obligated), in its discretion, (x) in the name of each Subsidiary Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amount so received to the Obligations (including Post Petition Interest) or hold such amounts as Collateral for any Obligations, and (y) to require each Subsidiary Guarantor (A) to collect and enforce and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to Lender for application to the Obligations (including Post Petition Interest) or to be held as Collateral for any Obligations.

Section 4.2     Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder that has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 4.1(a) hereof. The provisions of this Section shall in no respect limit the obligations and liabilities including, without limitation, the Obligations of any Subsidiary Guarantor to Lender, and each Subsidiary Guarantor shall remain liable to Lender for the full amount guaranteed by such Subsidiary Guarantor hereunder.

ARTICLE V
REPRESENTATIONS AND WARRANTIES; COVENANTS

Section 5.1     Representations and Warranties. On and as of the date hereof, each Subsidiary Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a Subsidiary of the Borrower) contained in the Credit Documents are true and correct in all material respects (except for those representations and warranties that are qualified by materiality in which case they shall be true in all respects). Each Subsidiary Guarantor further represents and warrants that on and as of the date hereof:

(a)     There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(b)     Such Subsidiary Guarantor has, independently and without reliance upon Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Credit Document to which it is or is to be a party, and has established adequate procedures for continually obtaining information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Borrower and each other Credit Party.

Section 5.2     Covenants. Each Subsidiary Guarantor covenants and agrees that such Subsidiary Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Credit Documents that are required to be performed or observed by such Subsidiary Guarantor or its respective Subsidiaries.

ARTICLE VI
MISCELLANEOUS

Section 6.1     Taxes.

(a)     Any and all payments by any Subsidiary Guarantor under or in respect of this Agreement shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law (as determined in the good faith discretion of Lender). If any Subsidiary Guarantor or Lender is required by applicable law to deduct or withhold any Taxes from such payments, then: (i) if such Tax is an Indemnified Tax, the amount payable by such Subsidiary Guarantor shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), Lender receives an amount equal to the amount it would have received had no such deduction or withholding been made, and (ii) such Subsidiary Guarantor shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b)     In addition, each Subsidiary Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.

(c)     The Subsidiary Guarantors shall jointly and severally indemnify and hold harmless Lender and reimburse Lender upon its written request, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed on or attributable to amounts payable under this Section) so levied or imposed and payable by Lender on or with respect to an amount payable by any Subsidiary Guarantor under or in respect of this Agreement (or required to be withheld or deducted from any such amount paid to Lender), together with any expenses arising in connection therewith and with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate from Lender as to the amount of such payment or liability delivered to the applicable Subsidiary Guarantor shall be conclusive absent manifest error.

(d)     Such Subsidiary Guarantor will furnish to Lender as soon as practicable after request from Lender after the date on which the payment of any Indemnified Taxes or Other Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Subsidiary Guarantor or other documentation reasonably satisfactory to Lender.

(e)     If Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section, it shall pay over such refund to such Credit Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund or credit in lieu of refund), net of all out-of-pocket expenses of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit in lieu of refund), provided that such Credit Party, upon the request of Lender, agrees to repay the amount paid over to such Credit Party (plus any interest, penalties or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund or credit in lieu of refund to such Governmental Authority. Nothing in this paragraph shall be construed to require Lender to make available to such Credit Party or any other Person its tax returns or any other information relating to its taxes that it deems confidential.

(f)     Each party’s obligations under this Section 6.1 shall survive the termination of the Commitments and the repayment, discharge or satisfaction of all obligations under any Credit Document.

Section 6.2     Right of Set-off. If an Event of Default shall have occurred and be continuing, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to any Subsidiary Guarantor or any other Credit Party, any such notice being expressly waived by each Subsidiary Guarantor, to set off and appropriate and apply any and all deposits (general or special) and other obligations at any time held or owing by Lender (including, without limitation, by branches and agencies of Lender) to or for the credit or the account of any Subsidiary Guarantor or any other Credit Party against any and all of the Obligations of such Subsidiary Guarantor or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to Lender, irrespective of whether or not Lender shall have made any demand under this Agreement or any other Credit Document and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Lender agrees to promptly notify such Subsidiary Guarantor or Credit Party after any such set off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 6.3     Amendments. Except for a Guaranty Supplement pursuant to Section 6.5 of this Agreement, no term or provision of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by each Subsidiary Guarantor and Lender.

Section 6.4     Indemnification.

(a)     Each Subsidiary Guarantor hereby agrees to indemnify and hold harmless Lender and each Related Party of Lender (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including the fees and expenses of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees, expenses and time charges for attorneys who are employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Subsidiary Guarantor or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Obligations to be the legal, valid, and binding obligations of any Credit Party enforceable against such Credit Party in accordance with their terms, whether brought by a third party or by such Subsidiary Guarantor or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence or willful misconduct of such Indemnitee or (ii)breach of such Indemnitee’s obligations hereunder or under any other Credit Document. This clause (a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or similar items arising from any non-Tax claim.

(b)     To the fullest extent permitted by applicable law, each Subsidiary Guarantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Extension of Credit or the use of proceeds thereof or any Property or Collateral of any Credit Party. No Indemnitee shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby by unintended recipients but shall promptly notify the Borrower of any disclosure of information to unintended recipients by the Lender or its officers, employees and agents to any third party if such disclosure would result in an obligation on the part of Parent to disclose such information on Form 8-K under the Securities Act of 1934, as amended as required by Regulation FD, 17 C.F.R. § 243.101 et seq.

(c)     All amounts due under this Section shall be payable not later than thirty (30) days after demand therefor.

(d)     Without prejudice to the survival of any other agreement of any Subsidiary Guarantor under this Agreement or any other Credit Documents, the agreements and obligations of each Subsidiary Guarantor contained in Section 2.1 (with respect to enforcement expenses), Section 2.3, Section 6.1 and this Section shall survive termination of the Credit Documents and payment in full of the Obligations and all other amounts payable under this Agreement.

Section 6.5     Additional Guarantors. Each Subsidiary of the Borrower that is required to become a Subsidiary Guarantor pursuant to Sections 8.13 and 9.14 of the Credit Agreement will become a Subsidiary Guarantor (each, an “Additional Guarantor”), with the same force and effect as if they were originally named as a Subsidiary Guarantor herein, for all purposes of this Agreement upon the execution and delivery by such Person of a supplement to this Agreement substantially in the form of the supplement attached hereto as Annex I or such other form as is reasonably acceptable to Lender (each a “Guaranty Supplement”). Each reference to “Subsidiary Guarantor” (or any words of like import referring to a Subsidiary Guarantor) in this Agreement or any other Credit Document shall also mean the Additional Guarantors; and each reference in this Agreement or any other Credit Document to this “Guaranty” (or words of like import referring to this Agreement) shall mean this Agreement as supplemented by each Guaranty Supplement. No consent of any other Subsidiary Guarantor hereunder will be required for the execution and delivery of any Guaranty Supplement. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Agreement.

Section 6.6     Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Credit Agreement, and, (a) as to Lender, addressed to the Notice Office as set forth in the Credit Agreement, or (b) as to any Subsidiary Guarantor, addressed to it at the address of the Borrower in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party.

Section 6.7     Continuing Guaranty; Assignments Under the Credit Agreement. This Agreement is a continuing guaranty and shall (i) remain in full force and effect until the latest of (x) the performance and payment in full in cash of the Obligations and all other amounts payable under this Agreement, and (y) the Lender's Commitment to make Extensions of Credit are irrevocably terminated (the “Termination Date”), (ii) be binding on each Subsidiary Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by Lender and its successors and assigns. No Subsidiary Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

Section 6.8     Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to Lender, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Except as provided in Section 5 of the Credit Agreement, this Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof that together bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.9     GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL; SERVICE OF PROCESS. This Agreement and the other Credit Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Credit Document (except, as to any other Credit Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Nebraska. The other provisions of Section 12.08 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SUBSIDIARY GUARANTORS:

LINK MEDIA ALABAMA, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA FLORIDA, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA GEORGIA, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA MIDWEST, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA OMAHA, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

[EXECUTION PAGE 1 OF 3 OF SUBSIDIARIES GUARANTY]

LINK MEDIA SERVICES, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA SOUTHEAST, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA WISCONSIN, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

[EXECUTION PAGE 2 OF 3 OF SUBSIDIARIES GUARANTY]

LENDER: FIRST NATIONAL BANK OF OMAHA

By:	/s/ David S. Erker

Name:	David S. Erker

Title:	Vice President

[EXECUTION PAGE 3 OF 3 OF SUBSIDIARIES GUARANTY]

ANNEX I

FORM OF GUARANTY SUPPLEMENT

[DATE]

First National Bank of Omaha

1620 Dodge Street, Stop 1029

Omaha, Nebraska 68102

Attention: David Erker and Dale Ervin

RE:

Credit Agreement dated August 12, 2019 by and between Link Media Holdings, LLC, a Delaware limited liability company, and First National Bank of Omaha, a national banking association (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Credit Agreement”).

Ladies and Gentlemen:

Reference is made to the Credit Agreement described above and to the Subsidiaries Guaranty referred to therein (as in effect on the date hereof and as it may be further amended, amended and restated, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, the “Subsidiaries Guaranty”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Subsidiaries Guaranty or the Credit Agreement, as the case may be.

Section 1. Obligations Under the Guaranty. Pursuant to Section 6.5 of the Subsidiaries Guaranty, the undersigned by its signature below hereby becomes a Subsidiary Guarantor under the Subsidiary Guaranty to the same extent as each of the other Subsidiary Guarantors thereunder and agrees to all the terms and provisions of the Subsidiaries Guaranty as a Subsidiary Guarantor thereunder. The undersigned further agrees, as of the date hereof, that each reference in the Subsidiaries Guaranty to an “Additional Guarantor” or a “Subsidiary Guarantor” shall also be a reference to the undersigned, and each reference in any other Credit Document to a “Subsidiary Guarantor” or a “Credit Party” shall also be a reference to the undersigned. Except as expressly supplemented hereby, the Subsidiaries Guaranty shall remain in full force and effect.

Section 2. Representations and Warranties. The undersigned hereby represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor under the Subsidiaries Guaranty are true and correct on and as of the date hereof. The undersigned also represents and warrants to Lender that (i) it has the organizational power and authority to make, deliver and perform this Guaranty Supplement and has taken all necessary organizational action to authorize the execution, delivery and performance of this Guaranty Supplement; (ii) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person that has not been obtained, made or completed is required in connection with the execution, delivery and performance, validity or enforceability of this Guaranty Supplement; (iii) this Guaranty Supplement has been duly executed and delivered on behalf of the undersigned; and (iv) this Guaranty Supplement constitutes a legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

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Section 3. Delivery by Facsimile. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by facsimile or in electronic (i.e., “pdf” or “tif” ) format shall be effective as delivery of a manually executed counterpart of this Guaranty Supplement.

Section 4. Governing Law, consent to Jurisdiction and waiver of jury trial. THIS GUARANTY SUPPLEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT OR ANY OTHER CREDIT DOCUMENT and the transactions contemplated hereby or thereby SHALL, EXCEPT AS TO ANY OTHER CREDIT DOCUMENT AS EXPRESSLY SET FORTH THEREIN, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEBRASKA. The other provisions of Section 12.08 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

Section 5. Fees. The undersigned agrees to reimburse Lender for its expenses in connection with this Guaranty Supplement, including the fees, other charges and disbursements of counsel for Lender.

Very truly yours, [ADDITIONAL GUARANTOR NAME]
By_____________________ Name: Title:

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